Contact:   610-337-1000                           For Release:    July 28, 2004
           Robert W. Krick, ext. 3141                             Immediate
           Brenda A. Blake, ext. 3202


AMERIGAS PARTNERS REPORTS IMPROVED RESULTS

VALLEY FORGE, Pa., July 28 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported a seasonal net loss for the Partnership's third quarter of fiscal 2004 ended June 30, 2004 of $24.1 million, or $0.45 per limited partner unit, compared to a loss of $27.4 million or $0.54 per limited partner unit, in the same period last year. Results for the June 2003 quarter include $3.0 million, or $0.06 per limited partner unit, of costs associated with the previously-announced realignment of our regional management structure. Average units outstanding were approximately 6.7% higher for the recent quarter.

For the three months ended June 30, 2004, retail volumes sold were 175.2 million gallons compared to 182.4 million gallons sold in the prior-year period. Nationally, weather was 8% warmer than normal in the 2004 period compared to weather that was essentially normal in the prior-year period according to the National Oceanic and Atmospheric Administration. Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) were $16.1 million in the fiscal 2004 period compared to $12.6 million a year ago.

Eugene V. N. Bissell, chief executive officer of AmeriGas, said, "We are pleased to report an increase in EBITDA despite warmer than normal weather and customer conservation triggered by record high retail propane prices. We are on track to achieve approximately $250 million in EBITDA for the fiscal year ending September 30, 2004, in line with our projection at the end of the second quarter." Net income is expected to be approximately $88 million.

Revenues for the quarter were $315.1 million versus $287.1 million a year ago, principally reflecting unusually high propane product costs resulting from, among other things, higher crude oil and natural gas prices. Total margin increased principally as a result of higher average retail propane unit margins partially offset by lower volumes sold. The decline in operating expenses in the most recent quarter was due to the absence of $3.0 million of expense related to the aforementioned management realignment. "It has been a year since we announced our management realignment and we are pleased that it has achieved our objectives of streamlining our business processes, eliminating duplication and reducing overhead expenses," added Bissell.

                                   -- MORE --

AMERIGAS PARTNERS REPORTS IMPROVED RESULTS                                PAGE 2


AmeriGas Partners is the nation's largest retail propane marketer, serving nearly 1.3 million customers from over 700 locations in 46 states. UGI Corporation (NYSE:UGI), through subsidiaries, owns 46% of the Partnership and individual unitholders own the remaining 54%.

AmeriGas Partners invites interested parties to listen to the live audio webcast of management's teleconference with the financial community about third quarter fiscal year 2004 results on Wednesday, July 28, 2004, at 4:00 PM Eastern time. The audio teleconference is available online at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately two hours after the completion of the call at 1-888/203-1112, (International replay 719/457-0820) passcode 216131, until midnight ET August 1, 2004.

The financial tables appended to this news release can be viewed directly at HTTP://WWW.SHAREHOLDER.COM/UGI/APU/3Q04FINANCIALTABLE.PDF.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. You should read the Partnership's Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, price volatility and availability of propane, the capacity to transport propane to our market areas and political, economic and regulatory conditions in the U. S. and abroad. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

Comprehensive information about AmeriGas is available on the Internet at WWW.AMERIGAS.COM.

AP-09                               ###                                7/28/04

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)


                                                  Three Months Ended            Nine Months Ended           Twelve Months Ended
                                                       June 30,                     June 30,                     June 30,
                                               ------------------------    --------------------------    ---------------------------
                                                   2004         2003           2004           2003          2004            2003
                                               ----------   ------------   ------------   ------------   ------------   ------------
Revenues:
       Propane                                 $ 282,510    $   257,705    $ 1,359,913    $ 1,263,423    $ 1,599,054    $ 1,456,746
       Other                                      32,597         29,431        103,102         94,290        134,672        122,871
                                               ---------    -----------    -----------    -----------    -----------    -----------
                                                 315,107        287,136      1,463,015      1,357,713      1,733,726      1,579,617
                                               ---------    -----------    -----------    -----------    -----------    -----------

Costs and expenses:
       Cost of sales - propane                   169,095        145,637        800,514        723,258        934,139        822,830
       Cost of sales - other                      14,923         12,310         43,203         38,716         57,939         50,397
       Operating and administrative
            expenses (a)                         118,125        119,136        381,283        374,005        495,712        483,484
       Depreciation                               18,670         17,917         55,563         51,826         74,160         67,844
       Amortization                                1,298            974          3,876          2,987          5,091          3,767
       Other (income), net                        (3,011)        (2,371)       (10,949)        (6,573)       (13,336)        (8,346)
                                               ---------    -----------    -----------    -----------    -----------    -----------
                                                 319,100        293,603      1,273,490      1,184,219      1,553,705      1,419,976
                                               ---------    -----------    -----------    -----------    -----------    -----------
Operating (loss) income                           (3,993)        (6,467)       189,525        173,494        180,021        159,641
Loss on extinguishment of debt
                                                      --             --             --         (3,023)            --         (3,023)
Interest expense                                 (20,516)       (21,468)       (62,818)       (66,051)       (83,962)       (87,349)
                                               ---------    -----------    -----------    -----------    -----------    -----------
(Loss) income before income taxes                (24,509)       (27,935)       126,707        104,420         96,059         69,269

Income tax benefit (expense)                         237            343           (391)           405         (1,382)           213
Minority interests                                   140            178         (1,649)        (1,451)        (1,426)        (1,183)
                                               ---------    -----------    -----------    -----------    -----------    -----------
Net (loss) income                              $ (24,132)   $   (27,414)   $   124,667    $   103,374    $    93,251    $    68,299
                                               =========    ===========    ===========    ===========    ===========    ===========
General partner's interest in net
      (loss) income (b)                        $    (241)   $      (274)   $     6,448    $     2,708    $       933    $       683
                                               =========    ===========    ===========    ===========    ===========    ===========
Limited partners' interest in net
      (loss) income (b)                        $ (23,891)   $   (27,140)   $   118,219    $   100,666    $    92,318    $    67,616
                                               =========    ===========    ===========    ===========    ===========    ===========
Net (loss) income per limited partner
      unit (b):
       Basic                                   $   (0.45)   $     (0.54)   $      2.25    $      2.03    $      1.76    $      1.38
                                               =========    ===========    ===========    ===========    ===========    ===========
       Diluted                                 $   (0.45)   $     (0.54)   $      2.24    $      2.03    $      1.75    $      1.38
                                               =========    ===========    ===========    ===========    ===========    ===========
Average limited partner units outstanding:
       Basic                                      53,188         49,847         52,635         49,571         52,559         48,949
                                               =========    ===========    ===========    ===========    ===========    ===========
       Diluted                                    53,188         49,847         52,708         49,631         52,639         49,003
                                               =========    ===========    ===========    ===========    ===========    ===========

SUPPLEMENTAL INFORMATION:

       Retail gallons sold (millions)              175.2          182.4          883.6          900.0        1,058.5        1,061.3
       EBITDA (c) (d)                          $  16,115    $    12,602    $   247,315    $   223,833    $   257,846    $   227,046
       Distributable cash (c)                     (7,400)       (13,603)       169,371        141,210        153,346        117,597
       Capital expenditures:
           Maintenance capital expenditures        2,999          4,737         15,126         16,572         20,538         22,100
           Growth capital expenditures            10,004          5,803         29,486         27,236         33,695         36,594


(a) Included in operating and administrative expenses during the three, nine and twelve months ended June 30, 2003 are $3,022 of costs associated with the management realignment announced in June 2003.

(b) Effective April 2004, the Partnership adopted Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128" ("EITF 03-6") which results in the calculation of net (loss) income per limited partner unit for each period according to distributions declared and participation rights in undistributed earnings, as if all of the earnings for the period had been distributed. In periods with undistributed earnings above certain levels, the calculation according to the two-class method results in an increased allocation of undistributed earnings per unit to the general partner and a dilution of the earnings per unit for the limited partners. The dilutive effect of EITF 03-6 on net income per limited partner unit was $(0.10) and $(0.03) for the nine months ended June 30, 2004 and 2003, respectively.

(c) EBITDA (earnings before interest expense, income taxes, depreciation and amortization) should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States. Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to compare the Partnership's operating performance with other companies within the propane industry and to evaluate our ability to meet loan covenants.

       (continued)

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)

       (continued)

      Management defines distributable cash as EBITDA less interest expense and maintenance capital expenditures. Maintenance capital expenditures are defined in the Partnership Agreement as expenditures made to maintain the operating capacity of the Partnership's existing capital assets. Management believes distributable cash is a meaningful non-GAAP measure for evaluating the Partnership's ability to declare and pay the Minimum Quarterly Distribution pursuant to the terms of the Partnership Agreement. The Partnership's definition of distributable cash may be different from that used by other entities.

      The following table includes reconciliations of net income to EBITDA and distributable cash for all periods presented:

                                                  Three Months Ended            Nine Months Ended           Twelve Months Ended
                                                       June 30,                      June 30,                     June 30,
                                               -------------------------     -------------------------     -------------------------
                                                  2004           2003           2004          2003           2004           2003
                                               ----------     ----------     ----------     ----------     ----------     ----------
      Net (loss) income                        $ (24,132)     $ (27,414)     $ 124,667      $ 103,374      $  93,251      $  68,299
      Income tax (benefit) expense                  (237)          (343)           391           (405)         1,382           (213)
      Interest expense                            20,516         21,468         62,818         66,051         83,962         87,349
      Depreciation                                18,670         17,917         55,563         51,826         74,160         67,844
      Amortization                                 1,298            974          3,876          2,987          5,091          3,767
                                               ---------      ---------      ---------      ---------      ---------      ---------
      EBITDA (c)                                  16,115         12,602        247,315        223,833        257,846        227,046
      Interest expense                           (20,516)       (21,468)       (62,818)       (66,051)       (83,962)       (87,349)
      Maintenance capital expenditures            (2,999)        (4,737)       (15,126)       (16,572)       (20,538)       (22,100)
                                               ---------      ---------      ---------      ---------      ---------      ---------
      Distributable cash                       $  (7,400)     $ (13,603)     $ 169,371      $ 141,210      $ 153,346      $ 117,597
                                               =========      =========      =========      =========      =========      =========


(d) The following table includes a reconciliation of forecasted net income to forecasted EBITDA for the fiscal year ending September 30, 2004:


                                               Forecast
                                                Fiscal
                                                 Year
                                                 Ending
                                             September 30,
                                                 2004
                                             -------------
Net income (estimate)                           $ 88,000
Interest expense (estimate)                       82,000
Depreciation (estimate)                           75,000
Amortization (estimate)                            5,000
                                             -------------
EBITDA (estimate)                               $250,000
                                             =============

                                       2